Exhibit 99.1

                       Stewart Sets Third Quarter Records

    HOUSTON, Oct. 24 /PRNewswire-FirstCall/ -- Stewart Information Services Corporation (NYSE: STC) reported revenues, earnings and earnings per share at the highest level of any third quarter in our history. Book value increased to $33.75 per share, also a record.

    Earnings for the three months ended September 30, 2003 were $42.1 million, or $2.34 per diluted share, compared to $21.6 million, or $1.22 per diluted share, for the third quarter of 2002. Revenues in the third quarter increased 33 percent to $630 million from $473 million for the same period last year. Record orders in the second quarter of 2003 provided strong volume in the third quarter.

    Title orders in the third quarter of 2003 were 4 percent lower than the same quarter a year ago. Orders dropped below prior-year totals in August. September was 29% below the same month a year ago. The decline in orders was the result of a rise in mortgage interest rates and consisted mostly of refinance transactions. Interest rates have leveled off at about the 6 percent level. The real estate market remains fundamentally strong.

    Total revenues for the first nine months of 2003 were $1.6 billion, up
33 percent from $1.2 billion for the same period a year ago. Earnings for the first three quarters totaled $103.0 million, or $5.74 per diluted share, compared to $50.7 million, or $2.84 per share, for the first nine months of 2002.

    "We are committed enhancing shareholder value. Year to date we have increased our book value per share from $27.84 to $33.75," said Stewart Morris, Jr., president and co-chief executive officer. "Our book value per share has increased approximately 190 percent in the past ten years, up from $11.64 in the third quarter of 1993. Our earnings and liquidity position allows us to resume a cash dividend in the fourth quarter, as announced previously," added Morris.

    "Our expansion into South Korea this past quarter continues our international growth strategy. In addition, we remain committed to further increasing higher-margin commercial business and growing market share," added Morris.

    Stewart is again serving as the exclusive program sponsor of the Technology Learning Center (TLC), presented at the National Association of Realtors(R) (NAR) Conference in San Francisco this November. This is the fifth consecutive year for Stewart to sponsor the TLC. Through the courses presented at the NAR and an array of technology resources, Stewart enables Realtors to provide the best service to their buyers and sellers.

    "We were extremely pleased to announce this past quarter the election of Robert L. Clarke as an advisory director," said Malcolm S. Morris, chairman and co-CEO. "Mr. Clarke joins our stellar board of directors in providing guidance and vision to further augment shareholder value." Mr. Clarke served as Comptroller of the Currency of the United States from 1985 to 1992. In March 1992, he rejoined the prominent Houston law firm Bracewell & Patterson LLP where he serves as senior partner and is the founder of its financial services practice.

    "Our technology workhorse platform, AIM(R) for Windows(R), is now in use by more than 11,000 users at 1,000 sites, increasing the productivity of our associates and agents," said Morris. AIM for Windows is a powerful title and escrow system for order entry, document preparation, closing, escrow accounting, file tracking and management. The software is available as a traditional desktop installation or with access on the Internet through Titlelogix(R). It is the product of Landata Systems, Inc., Stewart's wholly-owned technology subsidiary.

    Stewart Information Services Corporation is a technology driven, strategically competitive, global real estate information company. Stewart provides title insurance and related information services through more than 7,000 issuing locations in the United States and several international markets. Stewart meets the needs of the real estate and mortgage industries through the delivery of information services required for settlement using e-commerce. These services include title reports, flood determinations, document preparation, property reports and background checks. Stewart also supplies post-closing services to lenders, automated county clerk land records, property and land ownership mapping, and GIS for governmental entities. Stewart also provides expertise in tax-deferred exchanges. More information about Stewart can be found at www.stewart.com .

    This press release may contain forward-looking statements, which include all statements other than statements of historical fact. Forward-looking statements are not guarantees of performance and no assurance can be given that Stewart's expectations will be achieved. In particular, historical order counts do not necessarily indicate future revenues because Stewart cannot predict the number of orders that will result in closings.

                            SUMMARY OF OPERATIONS

     Stewart Information Services Corporation

                                                   Three Months
                                                ended September 30
                                              2003               2002

    Revenues                              $629,675,000       $473,345,000
    Net earnings                           $42,068,000        $21,597,000
    Average shares - diluted                18,006,000         17,729,000
    Earnings per share:
      Basic                                      $2.35              $1.22
      Diluted                                    $2.34              $1.22

                                                    Nine months
                                                ended September 30
                                              2003               2002

    Revenues                            $1,635,291,000     $1,228,447,000
    Net earnings                          $102,973,000        $50,652,000
    Average shares - diluted                17,937,000         17,836,000
    Earnings per share:
      Basic                                      $5.78              $2.86
      Diluted                                    $5.74              $2.84

     STEWART INFORMATION SERVICES CORPORATION
     STATEMENTS OF EARNINGS
     (In thousands of dollars, except per share amounts)

                                   Three months            Nine months
                                  ended Sept 30           ended Sept 30
                                  2003      2002        2003        2002
    Revenues
    Title insurance:
      Direct operations         261,583    175,395     694,821     474,623
      Agency operations         340,728    275,398     863,566     687,941

    Real estate information
     services                    21,683     18,376      61,567      51,624
    Investment income             5,262      5,597      14,580      15,093
    Investment (losses)
     gains - net                    419     (1,421)        757        (834)
                                629,675    473,345   1,635,291   1,228,447

    Expenses
    Amounts retained by
     agencies                   279,965    228,384     710,366     565,233
    Employee costs              157,192    114,898     436,372     325,442
    Other operating expenses     86,727     65,925     226,174     180,236
    Title losses and related
     claims                      25,894     20,882      66,561      51,950
    Depreciation                  6,422      5,196      18,499      15,824
    Interest                        202        178         563         693
    Minority interests            4,755      2,445      11,237       6,509
                                561,157    437,908   1,469,772   1,145,887

    Earnings before taxes        68,518     35,437     165,519      82,560
    Income taxes                 26,450     13,840      62,546      31,908
    Net earnings                 42,068     21,597     102,973      50,652

    Average number of shares
     outstanding (000)           18,006     17,729      17,937      17,836

    Earnings per share - diluted   2.34       1.22        5.74        2.84

    Segment information:
      Title revenues            607,992    454,969   1,573,724   1,176,823
      Title pretax earnings      63,865     32,064     153,281      75,746

      REI revenues               21,683     18,376      61,567      51,624
      REI pretax earnings         4,653      3,373      12,238       6,814

    Selected financial
     information (000):
      Cash flow from operations  73,073     49,833     157,984      92,418
      Title loss payments -
       net of recoveries         15,564      9,490      39,340      33,136
      Other comprehensive
       earnings - net of taxes   (2,316)     5,857       4,326       7,211
      Average number of basic
       shares                    17,893     17,637      17,826      17,740
      Number of title orders
       opened                       239        248         816         593

                                                        Sept 30      Dec 31
                                                         2003        2002

    Stockholders' equity                               604,254     493,592
    Number of shares outstanding                        17,903      17,731
    Book value per share                                 33.75       27.84

     STEWART INFORMATION SERVICES CORPORATION
     BALANCE SHEETS (condensed)
     (In thousands of dollars)

                                               Sept 30            Dec 31
                                                2003               2002

    Assets
      Cash and cash equivalents                132,962            139,156
      Short-term investments                   118,986             50,673
      Investments - statutory reserve funds    373,288            306,501
      Investments - other                       63,462             69,260
      Receivables                               71,101             69,041
      Property and equipment                    70,837             60,592
      Title plants                              41,793             40,307
      Goodwill                                  76,873             66,885
      Other                                     52,078             39,858
                                             1,001,380            842,273

    Liabilities
      Notes payable                             24,715             14,195
      Accounts payable and accrued
       liabilities                              79,164             82,248
      Estimated title losses                   258,479            230,058
      Deferred income taxes                     20,646             11,284
      Minority interests                        14,122             10,896

    Contingent liabilities and commitments

    Stockholders' equity
      Common and Class B Common Stock and
       additional paid-in capital              138,290            134,927
      Retained earnings                        456,199            353,226
      Accumulated other comprehensive earnings  13,670              9,344
      Treasury stock                            (3,905)            (3,905)

      Total stockholders' equity               604,254            493,592
                                             1,001,380            842,273

    October 24, 2003